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                                                                    EXHIBIT 99.2



                     Stock Option Terms for Grant Under the
           CNA Financial Corporation 2000 Incentive Compensation Plan

         On [Date] (the "Grant Date"), CNA Financial Corporation (the "Company") granted to the Participant an option (the "Option") to purchase a number of Covered Shares of the Company's common stock (as defined below). The Option shall be subject to the following Stock Option Terms (sometimes referred to as the "Award Terms"):

         1. Option Award. For purposes of the Award Terms, the "Participant" shall be the eligible person identified in the award letter included with these Award Terms (the "Award Letter") and reflecting the date of grant of the Option that is the same as the Grant Date specified in these Award Terms. For purposes of the Award Terms, the "Covered Shares" and the "Exercise Price" are, respectively, the total number of shares the Participant may purchase pursuant to the Option, and the price per share for such purchase, as specified in the Award Letter. The Option has been granted under the CNA Financial Corporation 2000 Incentive Compensation Plan (the "Plan"), which is incorporated into and forms a part of the Award Terms. Certain words, terms and phrases used in the Award Terms are defined in the Plan (rather than in the Award Terms or Award Letter), and except where the context clearly implies or indicates the contrary, and except as otherwise provided in the Award Terms, a word, term, or phrase used or defined in the Plan is similarly used or defined in the Award Terms and the Award Letter. Other words, terms or phrases used in the Award Terms or Award Letter are defined in paragraph 11 of these Award Terms or elsewhere in these Award Terms or Award Letter.

         2. Non-Qualified Option. The Option is not intended to constitute an "incentive stock option" as that term is used in Section 422 of the Internal Revenue Code.

         3. Date of Exercise. Subject to the limitations of the Plan and these Award Terms, each installment of Covered Shares of the Option shall be exercisable on and after the Date of Exercisability for such Installment as described in the following schedule (but only if the Date of Termination has not occurred before the Date of Exercisability):

        INSTALLMENT             DATE OF EXERCISABILITY APPLICABLE TO INSTALLMENT
        -----------             ------------------------------------------------
First 1/4 of Covered Shares              First anniversary of [Grant Date]
Second 1/4 of Covered Shares            Second anniversary of [Grant Date]
Third 1/4 of Covered Shares              Third anniversary of [Grant Date]
Fourth 1/4 of Covered Shares            Fourth anniversary of [Grant Date]

The Option may be exercised on or after the Date of Termination as provided for herein only as to that portion of the Covered Shares for which it was exercisable (or became exercisable) immediately prior to the Date of Termination, if any.

         4. Expiration. The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date. The "Expiration Date" shall be earliest to occur of:

(a)      Ten Years. The ten-year anniversary of the Grant Date.



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(b)      Death or Disability. The one-year anniversary of such Date of
         Termination, if the Participant's termination of employment by Continental Casualty Company or an Affiliate occurs by reason of the Participant's death or the Participant's Permanent Disability.

(c) Retirement. The three-year anniversary of such Date of Termination, if the Participant's termination of employment by Continental Casualty Company or an Affiliate occurs by reason of the Participant's Retirement (and not by reason of death, Permanent Disability, or for Cause).

(d) Cause. The Date of Termination, if the Participant's termination occurs by reason of Cause.

(e) Voluntary Resignation. The Date of Termination, if the Participant's termination of employment by Continental Casualty Company or an Affiliate occurs by reason of the Participant's voluntary resignation (and the termination is for reasons other than as described in paragraphs (b), (c), or (d) next above, or paragraph (f) next below); provided, however, that the Incentive Compensation Committee of the Company's Board of Directors (the "Committee'), in its sole discretion, may provide for extension of the date specified in this paragraph (e), except that such extended date may not be later than the earlier of the 90 day anniversary of the Date of Termination or the date specified in paragraph (a) next above.

(f) Termination without Cause. The Date of Termination, if the Participant's termination of employment by Continental Casualty Company or an Affiliate occurs by reason of termination of employment by the Participant's employer for reasons other than Cause (and the termination is for reasons other than as described in paragraphs (b),
         (c), or (d), next above); provided, however, that the Committee, in its sole discretion, may provide for extension of the date specified in this paragraph (f), except that such extended date may not be later than the earlier of the one-year anniversary of the Date of Termination or the date specified in paragraph (a) next above; and further provided that, notwithstanding the provisions of paragraph 3, the Committee may, in its sole discretion, permit additional exercisability of the Option to be earned during such extension period.

         5. Method of Option Exercise. The Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters before the Company's close of business on the last business day that occurs prior to the Expiration Date, or, if offered by the Company at the Company's discretion, by electing to exercise the Option through a Company-arranged broker-dealer. Each exercise of the Option shall be subject to the Award Letter, the Award Terms and the Plan, and also to the following provisions:

(a) Any notice of exercise shall specify the number of Covered Shares which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such Covered Shares of stock indicated by the Participant's election.

(b) Payment shall be by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised, the Participant may pay the Exercise Price by authorizing a third party to sell shares of Covered Shares of stock (or a sufficient portion of those shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(c) The Option shall not be exercisable if and to the extent the Company determines in its sole discretion that such exercise would be in violation of applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Covered Shares of stock are


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         traded. If the Company makes such a determination, it shall use reasonable efforts to obtain compliance with such laws, rules or regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

         6. Administration. The authority to manage and control the operation and administration of the Award Terms shall be vested in the Committee, and the Committee shall have all powers with respect to the Award Terms as it has with respect to the Plan. Any interpretation of the Award Terms by the Committee and any decision made by it with respect to the Award Terms is final and binding on the Company and the Participant.

         7. Fractional Shares. In lieu of issuing a fraction of a Covered Share upon any exercise of the Option, resulting from an adjustment of the Option pursuant to paragraph 4.2 of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional Covered Share.

         8. No Rights As Shareholder. The Participant shall not have any rights of a shareholder with respect to the Covered Shares subject to the Option, unless and until a stock certificate for such Covered Shares has been duly issued following exercise of the Option as provided herein.

         9. Governing Documents. The Award Letter shall be subject to the Award Terms, and the Award Terms shall be subject to the provisions of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company. If discrepancies arise between these Award Terms and the Plan document, the terms of the Plan document will govern. The Award Terms are subject to all interpretations, amendments, rules, and regulations promulgated by the Committee from time to time pursuant to the Plan.

         10. Amendment. The Award Terms may be amended by written agreement of the Participant and the Company, without the consent of any other person except that any such amendment shall be subject to the approval of the Committee.

         11. Definitions. For purposes of the Award Terms, the following definitions shall apply:

(a) Affiliate. The term "Affiliate" means any business or entity in which at any relevant time the Company holds directly or indirectly a greater than a 10% equity (voting or non-voting) interest.

(b) Cause. The Participant will have engaged in conduct that constitutes "Cause" if the Participant i) engages in any conduct which the Chief Executive Officer of the Company's insurance subsidiaries reasonably determines to be fraudulent, constitute willful malfeasance or gross negligence, or be inconsistent with the dignity and character of an executive of the Company or ii) violates in a material manner the then current rules of professional conduct or human resource policies of the Company. If the Participant has entered into an employment contract with the Company or any Subsidiary and "Cause" is defined in such contract, then "Cause" for purposes of these Award Terms shall be as defined in such contract in lieu of the definition in the immediately prior sentence.

(c) Date of Exercisability. The Participant's "Date of Exercisability" is the date on which the specified amount of options are first able to be exercised as provided for in paragraph 3 of these Award Terms.

(d) Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the Date of Grant on which the Participant is not employed by Continental Casualty Company


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         or an Affiliate, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant's employment between Continental Casualty Company and an Affiliate or between two Affiliates; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from Continental Casualty Company or an Affiliate approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be an Affiliate (and the Participant's employer is or becomes an entity that is not an Affiliate), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

(e) Permanent Disability. The term "Permanent Disability" means a physical or mental condition of Participant which, as determined by the Company, in its sole discretion based on all available medical information, is expected to continue indefinitely and which renders Participant incapable of substantially performing of the services required of him by his employer.

(f) Retirement. Termination because of "Retirement" shall mean the Participant's Date of Termination after attainment of age 62 or, if earlier, the Participant's Date of Termination which is designated by the Committee as a "Retirement" for purposes of the Award Terms.